Exhibit 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of ZOOZ Power Ltd.; each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. In accordance with Rule 13d-1(k)(1), the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G and any amendments thereto with respect to the equity securities (as defined in Rule 13d-1(i)) of the Issuer, beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G and any amendments thereto.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

April 10, 2024

Y.D More Investments Ltd.

/s/ Yosef Levy
By: Yosef Levy*
Title: Co-CEO

/s/ Meir Gridish
By: Meir Gridish*
Title: Chairman of the Board

More Provident Funds and Pension Ltd.

/s/ Yosef Levy
By: Yosef Levy*
Title: Director

/s/ Meir Gridish
By: Meir Gridish*
Title: Chairman of the Board

* Signature duly authorized by resolution of the Board of Directors and filed herewith.

B.Y.M. Mor Investments Ltd. /s/ Meir Gridish By: Meir Gridish Title: Director and CEO /s/ Eli Levy Eli Levy /s/ Yosef Levy Yosef Levy _**_____________________ Name: Benjamin Meirov

** The undersigned, by signing his name hereto, executes this Schedule 13G pursuant to the Limited Power of Attorney executed on behalf of Mr. Benjamin Meirov and filed herewith.

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/s/ Meir Gridish Name: Meir Gridish Attorney-in-Fact _***____________________ Name: Yosef Meirov

*** The undersigned, by signing his name hereto, executes this Schedule 13G pursuant to the Limited Power of Attorney executed on behalf of Mr. Yosef Meirov and filed herewith.

/s/ Meir Gridish Name: Meir Gridish Attorney-in-Fact _****___________________ Name: Michael Meirov

**** The undersigned, by signing his name hereto, executes this Schedule 13G pursuant to the Limited Power of Attorney executed on behalf of Mr. Michael Meirov and filed herewith.

/s/ Meir Gridish Name: Meir Gridish Attorney-in-Fact _*****__________________ Name: Dotan Meirov

***** The undersigned, by signing his name hereto, executes this Schedule 13G pursuant to the Limited Power of Attorney executed on behalf of Mr. Dotan Meirov and filed herewith.

/s/ Meir Gridish Name: Meir Gridish Attorney-in-Fact